EXHIBIT 10.60

GSI GROUP INC.

2010 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

GSI Group Inc., a company organized under the laws of the Province of New Brunswick, Canada (together with any successor thereto, the “Company”), pursuant to its 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (as defined in the Plan) upon vesting of such Restricted Stock Unit. This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Award Agreement”) and the Plan, each of which are incorporated herein by reference. This Grant Notice and the Restricted Stock Unit Award Agreement are entered into as described in that certain Employment Agreement dated as of [                     ] between the Company and Participant (the “Employment Agreement”). In the event of any conflict between the provision of this Grant Notice or the Restricted Stock Unit Award Agreement and the provisions of the Employment Agreement, the provisions of the Employment Agreement will control. Unless otherwise defined herein, the terms defined in the Employment Agreement or the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Award Agreement (and in the case of any term defined in both the Employment Agreement and the Plan, the definition in the Employment Agreement will control).

Participant:	[ ]

Grant Date:	[ ]

Total Number of RSUs:	[ ]

Vesting Schedule:	Subject to Section 2.3 of the Restricted Stock Unit Award Agreement and the Participant’s continued service as an Employee, Consultant or Non-Employee Director through the applicable vesting date, 33-1/3% of the RSUs shall vest and become nonforfeitable on [ ], 201[ ], [ ],
201[ ] and [ ], 201[ ]. Other than with respect to the final installment, the number of RSUs that shall vest and become nonforfeitable on each applicable vesting date shall be rounded down to the next whole number.

Termination:	Pursuant to Section 2.5 of the Restricted Stock Unit Award Agreement, if Participant ceases to be an Employee, Consultant or Non-Employee Director prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

By his or her signature and the Company’s signature below, and subject to the agreement that in case of conflict the terms of the Employment Agreement will control, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Unit Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Notwithstanding any provision of the Plan, this Grant Notice or the Restricted Stock Unit Award Agreement, the parties agree that the Participant is not required to accept as binding, conclusive or final any decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Award Agreement unless such decisions or interpretations are necessary or appropriate to comply with applicable law or the rules of any securities exchange or automated quotation system on which shares of the Company’s capital stock are listed. Except as otherwise provided in this Grant Notice or the Restricted Stock Unit Award Agreement, the Administrator shall not exercise its rights pursuant to Section 11.5 of the Plan with respect to Restricted Stock Units granted herein. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

GSI GROUP INC.:	PARTICIPANT:

By:	By:
Print Name:	Name:	[ ]
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

GSI GROUP INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, GSI Group Inc., a company organized under the laws of the Province of New Brunswick, Canada (the “Company”), has granted to Participant an award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the GSI Group Inc. 2010 Incentive Award Plan, as amended from time to time (the “Plan”). The Grant Notice and this Agreement are entered into as described in that certain Employment Agreement dated as of [                 ] between the Company and Participant (the “Employment Agreement”).

ARTICLE 1.

GENERAL

1.1 Defined Terms. Unless otherwise defined herein, the terms defined in the Employment Agreement or the Plan shall have the same defined meanings in the Grant Notice and this Agreement (and in the case of any term defined in both the Employment Agreement and the Plan, the definition in the Employment Agreement will control). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Article 13 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to Participant if such Restricted Stock Units vest pursuant to Section 2.3 hereof. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any conflict between the provision of this Agreement and the provisions of the Employment Agreement, the provisions of the Employment Agreement will control and, subject to the foregoing, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF RESTRICTED STOCK UNITS

2.1 Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of RSUs as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 13 of the Plan.

2.2 Company’s Obligation to Pay. Each RSU has a value equal to the Fair Market Value of a share of Common Stock on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth in Article 2 hereof, Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule.

(a) Subject to Sections 2.3(b), 2.3(c) and 2.5 hereof, the RSUs awarded by the Grant Notice will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Agreement is attached (the “Vesting Schedule”), subject to Participant’s continued employment or services through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. Except as set forth in Section 2.3(b), unless otherwise determined by the Administrator, partial employment or service, even if substantial, during any vesting period will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in Section 2.5 hereof or under the Plan.

(b) Notwithstanding Section 2.3(a) hereof and the Grant Notice, the RSUs will become vested and nonforfeitable with respect to all shares of Common Stock covered thereby upon the date of the Participant’s Termination of Service due to death or by the Company due to “Disability” (as such term is defined in the Employment Agreement).

(c) Notwithstanding Section 2.3(a) hereof and the Grant Notice, but subject to Section 2.5 hereof, the RSUs will become fully vested and nonforfeitable with respect to all shares of Common Stock covered thereby (i) immediately prior to a Change in Control (and subject to the consummation of, and Participant’s continued employment or services until immediately prior to, such Change in Control); or (ii) upon the date of the Participant’s Termination of Service by the Company without “Cause” or by the Participant for “Good Reason” (as each such term is defined in the Employment Agreement).

2.4 Consideration to the Company. In consideration of the grant of the award of RSUs by the Company, Participant agrees to render services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

2.5 Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement, except as otherwise set forth in Sections 2.3(b) and 2.3(c), upon Participant’s Termination of Service for any or no reason, all then unvested RSUs subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

2.6 Payment upon Vesting.

(a) As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.5 hereof; provided, however, that to the extent any RSUs become vested pursuant to Section 2.3(c)(i) hereof, the Company shall deliver such shares of Common Stock to Participant immediately upon vesting prior to the Change in Control (subject to the consummation of such Change in Control). Notwithstanding the foregoing, in the event shares of Common Stock cannot be issued pursuant to Section 2.7(a), (b) or (c) hereof, then the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Common Stock can again be issued in accordance with Sections 2.7(a), (b) and (c) hereof.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of shares of Common Stock. Such payment shall be made by deduction from other compensation payable to Participant or in the following other form of consideration:

(i) Cash or check;

(ii) Surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable under the RSUs) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii) Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Participant or Participant’s legal representative or enter such share of Common Stock in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the RSUs or the issuance of shares of Common Stock.

2.7 Conditions to Delivery of Common Stock. Subject to Section 11.4 of the Plan, the shares of Common Stock deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of all payments in connection with such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

(e) The lapse of such reasonable period of time following the vesting of any Restricted Stock Units as the Administrator may from time to time establish for reasons of administrative convenience.

2.8 Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any shares of Common Stock underlying the RSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 13.2 of the Plan.

ARTICLE 3.

OTHER PROVISIONS

3.1 Administration. Notwithstanding any provision of the Plan, the Grant Notice or this Agreement, the parties agree that the Participant is not required to accept as binding, conclusive or final any decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or this Agreement unless such decisions or interpretations are necessary or appropriate to comply with applicable law or the rules of any securities exchange or automated quotation system on which shares of the Company’s capital stock are listed, quoted or traded. Subject to the foregoing, the Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. No member of the Committee (as defined in the Plan) or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2 Grant is Not Transferable. During the lifetime of Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the RSUs have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3 Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.4 Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Restricted Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Article 13 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. Participant acknowledges that the RSUs are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

3.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7 Governing Law. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.8 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee (as defined in the Plan) or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.13 Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.14 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

EXHIBIT B

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                                         , spouse of                                         , have read and approve the foregoing GSI Group Inc. Restricted Stock Unit Award Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of GSI Group Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of GSI Group Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse

B-1